Exhibit 10.1

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of December 29, 2021 (the “Effective Date”) between Ideanomics, Inc., a Nevada corporation (the “Company”), and each person or entity listed on the signature page hereof as a shareholder of the Company (together, the “Shareholders”).

Background

1. As of the date hereof, the Shareholders: (a) “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 34,949,141 shares of Company Common Stock, $0.001 par value (“Common Stock”), and 7,000,000 shares of Company Series A Preferred Stock, $0.001 par value, convertible into 933,333 shares of Common Stock (“Preferred Stock”, and together with the Common Stock, including the Common Stock issuable upon conversion of the Preferred Stock, the “Shares”).

2. Lan Yang is the sole Trustee of the Sun Seven Stars Trust (the “Trust”); the Trust currently holds 100% of the outstanding shares of Sun Seven Stars Investment Group, Limited (“SSSIG”); SSSIG is a shareholder of the Company; Lan Yang has instructed that all Shares of the Company owned by SSSIG to be held in her name; and Lan Yang desires to grant a voting proxy for the Shares to Alfred Poor, Chief Executive Officer of the Company, or such other executive as may be directed by the Board of Directors (the “Board”) of the Company (in such capacity, the “Agent”) and such person shall vote in accordance with the directive of the Board, as set forth herein.

3. In light of the preceding paragraph, the parties to this Agreement recognize that the intent of the Shareholders is to sell the Shares owned by SSSIG, which is referred to below as the “First Block” of Shares, as soon as practicable following the Effective Date.

4. Each of Lan Yang and SSSIG has agreed to provide to the Company the indemnification contemplated below to induce the Company to agree to facilitate the transfers of Shares of Common Stock owned by Lan Yang and SSSIG.

5. Each of the Shareholders and the Company wish to set forth their respective agreements to the other party, based on the terms and conditions set forth below.

Agreement

In consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Company and the undersigned Shareholders hereby agree as follows:

1.       Company Agreements.

a.       Facilitate Transfers. The Company agrees to:

(i)        facilitate and effect the transfer of up to 13.95 million Shares owned by SSSIG to Lan Yang as of the Effective Date (such Shares, the “First Block”), based on the fact that SSSIG has delivered to the transfer agent of the Company, Transfer Online, Inc. (“Transfer Online”), documentation requested by the Transfer Agent which is set forth on Annex 1 which the Transfer Agent has confirmed to the Company complies with their respective requirements with respect to the contemplated transfer, provided that (i) such shares contain the legend set forth in Section 2(d) of this Agreement and (ii) that SSSIG and Lan Yang are hereby delivering the indemnity as set forth below; and

(ii)       facilitate any future requested transfers of Shares owned by any of the Shareholders (such Shares collectively in one or more tranches, the “Second Block”) as soon as possible after receipt of written request for transfer, in each case, by coordinating with and facilitating that transfer with its transfer agent and will take all reasonable action to facilitate the effectuation of that transfer, subject to the applicable Shareholder delivering the documents specified in Annex 1.

b.       Exchange of Paper for Electronic Shares. The Shareholders will surrender the Shares in paper or certificated form to Transfer Online and Transfer Online will hold those shares in book-entry in the name of each respective Shareholder; provided that the Company will direct the Transfer Agent to transfer Shares as soon as possible subject to the Shareholder delivering the documentation set forth in Annex 1, upon the written request by a Shareholder pursuant to, and in compliance with, this Agreement without delay.

c.       Facilitate Conversion of Preferred Stock. Upon delivery by the applicable Shareholders (i) to the Company of one or more certificates representing shares of the Company’s Series A Preferred Stock owned by the applicable Shareholders and (ii) to the Company of the requisite conversion notice, the Company agrees to issue 933,333 shares of Common Stock to the applicable Shareholder pursuant to the terms of the Preferred Stock in electronic book-entry form registered with Transfer Online, provided that such shares contain the legend set forth in Section 2(d).

d.       Registration Rights.

(i)        Registration Rights. The Company shall prepare and file with the U.S. Securities and Commission (the “SEC”) a Registration Statements on Form S-3, S-1 or any other eligible form if the Company is not eligible to use Form S-3, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) all of the Shares owned by the Shareholders as of the Effective Date for resale by, and for the accounts of, the Shareholders as selling stockholders thereunder (the “Mandatory Registration Statement”), subject to the timeframes contained in clause (ii) below. The Mandatory Registration Statement shall permit the holders of Registrable Securities to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of these Shares.

(ii)       Registration Deadlines. Following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended 2021, the Company shall use its commercially reasonable efforts to file the Mandatory Registration Statement and have such registration statement declared effective by the SEC as soon as possible. The failure by the Company to comply with this clause (ii) shall constitute a breach of its obligations under this Agreement.

(iii)      Shareholder Cooperation; Prospectus Supplements. Each Shareholder shall cooperate with the Company as reasonably requested in connection with the preparation and filing of the Mandatory Registration Statement hereunder, including, without limitation, by furnishing in writing to the Company such information regarding itself and the possible intended methods of disposition of these Shares as shall be reasonably required to effect the registration of these Shares and by executing such documents in connection with such registration as the Company may reasonably request. The Company shall promptly notify the Shareholders of (A) the effectiveness of the Mandatory Registration Statement within one (1) Business Days after the Company telephonically confirms effectiveness of the Mandatory Registration Statement with the SEC; and (B) the suspension of the effectiveness of the Mandatory Registration Statement. Upon the written request of any Shareholder, the Company shall prepare one or more prospectus supplements, if needed and applicable, for use by such requesting Shareholder, and the Company shall file it with the SEC in connection with the use of and sales by any such Shareholder, provided that any such Shareholder complies with the prior sentence of this clause.

(iv)      Company Covenant to Maintain Effectiveness. The Company shall be required, absent contrary comment or instruction, oral or written, from the SEC, to keep the Mandatory Registration Statement effective for the period from the date that the Mandatory Registration Statement is declared effective by the SEC until the earlier to occur of the date when all Shares subject to (a) either have been sold pursuant to a Registration Statement or an exemption from the registration requirements of the Securities Act; or (b) pursuant to a written opinion of counsel reasonably acceptable to the Company, may be sold pursuant to Rule 144(b)(1) of the Securities Act without any limitations. Thereafter, the Company shall be entitled to withdraw the applicable Mandatory Registration Statement and the Shareholders shall have no further right to offer or sell any of these Shares pursuant to such withdrawn Mandatory Registration Statement (or any prospectus relating thereto). If the Mandatory Registration Statement has its effectiveness suspended, then the Company will use its reasonable best efforts to file any amended or suspended Mandatory Registration Statement to address that suspension as soon as possible so that the Company remains in compliance with the registration deadlines set forth in clause (ii) and with this clause (iv).

(v)       No Underwritten Offering. The offer and sale of the Shares pursuant to the Mandatory Registration Statement shall not be underwritten.

(vi)      Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Shareholders may reasonably request, all to the extent required to enable the Shareholders to sell the Shares in accordance with Rule 144 of the Securities Act. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

2.     Shareholders Agreements.

a.        Twelve Month Prohibition on Sales or Transfers. Except as otherwise permitted under the proviso below, the Shareholder, including the Shareholder’s Affiliated Entities (as defined below), hereby agrees that for a period of twelve (12) months from the Effective Date (the “Lock-Up Period”), the Shareholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly (each a “Transfer”), any Shares (including Shares acquired upon exercise, conversion or exchange of incentive equity securities or other convertible securities) owned as of the Effective Date (collectively, the “Lock-Up Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”); provided, however:

(i) the Shareholder shall have the right to effect Transfers of his, her or its, as the case may be, Lock-Up Shares, by any Transfer (including by open market sales, privately negotiated sales, sales pursuant to a registration statement or otherwise) in an aggregate amount not to exceed:

(A) with respect to the First Block and any Shares in the Second Block, on a daily basis the greater of (i) 500,000 shares of Common Stock and (ii) 5% of the average daily volume of Common Stock traded for the preceding 10 trading days of the national stock exchange on which the Shares are then listed for trading; and

(B) with respect to any Shares in the Second Block only, during any calendar quarter, no more than an aggregate of 8,750,000 shares of Common Stock;

(iii) this Lock-Up Agreement does not extend, cover or restrict any Transfers that are for customary tax or estate planning purposes of each of the Shareholders; provided that any such transferee person or entity agrees to be bound by the terms of this Agreement;

(iv) the Lock-Up Agreement shall not apply with respect to any disclosure requirements of law or regulation, including with respect to any of the Shareholders filing an amended Schedule 13D with the U.S. Securities and Exchange Commission or any other filing or notice with other regulatory agencies or governmental authorities;

(v) this Lock-Up Agreement shall not apply to any Transfers to any Affiliated Entities of the Shareholders, provided that any such transferee agrees to be bound by the terms of this Agreement;

(vi) this Lock-Up Agreement shall not apply to Transfers to pledgees and donees of any Shareholder, provided that any such transferee agrees to be bound by the terms of this Agreement;

(vii) the Shareholders may effect any Transfers with the written consent of the Company; and

(viii) so long as such sales are made in compliance with the requirements of this Agreement, the Lock-Up Shares sold shall thereafter not be subject to the restrictions on sale contained in this Agreement.

As used in this Agreement, “Affiliated Entities” shall mean any legal entity, including any company, limited liability company, partnership, not-for-profit Company, estate planning vehicle or trust, which is directly or indirectly owned or controlled (within the meaning of the Securities Exchange Act of 1934, as amended) by the Shareholder or his or her descendants or spouse, of which such Shareholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity.

b.       Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales are made in compliance with the requirements of this Agreement, the Lock-UP Shares sold shall thereafter not be subject to the restrictions on sale contained in this Agreement.

c.       Attempted Transfers. Any attempted or purported Transfer of any Lock- Up Shares by the Shareholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall instruct its transfer agent to reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person in receipt thereof.

d.       Broker Authorization. The Shareholders hereby authorize any and all brokers, for all accounts holding the Shareholders’ Lock-Up Shares, to provide directly to the Company, immediately upon the Company’s request, a copy of all account statements showing the Lock-Up Shares and all trading activity in the Lock-Up Shares during the Lock-Up Period. The name of the Shareholders’ broker and the contact information will be provided to the Company in writing. The Shareholders will use their commercially reasonable efforts to cause the applicable brokers to cooperate with the Company regarding the delivery of this information, with the understanding that the Shareholders cannot control the outcome of any such requests to their brokers.

e.       Legends on Certificates. All Lock-Up Shares owned as of the Effective Date by the Shareholders, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the legend set forth below, which shall be electronically entered on the Transfer Agent’s ledger; provided however, that that the legend shall be removed as soon as possible upon request by any Shareholder in connection with any valid Transfer of Shares pursuant to and in compliance with this Agreement.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 29, 2021 AMONG IDEANOMICS, INC. AND THE SHAREHOLDERS LISTED THEREIN, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE COMPANY.

f.         Voting Agreement.

(i)        Appointment. Lan Yang hereby appoints Agent as proxy, with full power of substitution, to vote all Shares of the Company owned by the Trust and/or Lan Yang, subject to the Company complying with its agreements in Section 1.

(ii)       General Voting Proxy. This Proxy is a continuing voting proxy with respect to all matters submitted to a vote of stockholders of the Company at a meeting of stockholders or through the solicitation of a written consent of stockholders, provided that (A) no such note shall detract from or contradict any rights of the Shareholders under this Agreement or otherwise and (B) the grant of this Proxy shall be subject to the Company complying with its Agreements in Section 1. Agent has the power and authority by this Proxy to vote the Shares as directed by the Board, in any and all matters which may, from time to time, be voted by the shareholders of the Company.

(iii)      Term. This Proxy shall remain in full force and effect for as long as SSSIG or Lan Yang directly or indirectly own the Shares for a term of 24 months from the Effective Date, provided that this Proxy shall terminate and shall be no longer of any effect if the Company does not comply with its Agreements in Section 1.

g.        SSSIG Representation. SSSIG, Lan Yang and Bruno Wu each represent that each is not aware of any claim, action or loss which may result from the transfer of the Shares as contemplated by Section 1(a) above or any other action contemplated by this Agreement.

h.       Indemnification Agreement. Each of Lan Yang and SSSIG hereby agrees, severally and not jointly and severally, to indemnify and hold harmless the Company, and assume any and all liability that arise from any liability the Company has in connection with its indemnification of the Transfer Agent in the definitive form separately provided to Lan Yang and SSSIG. In the event of any dispute in connection with this indemnification agreement, each of Lan Yang and SSSIG, severally and not jointly and severally, agrees to provide for the Company’s defense in the form of legal representation which is acceptable to the Indemnitee or compensation for reasonable fees incurred as a result of any such dispute. Each of Lan Yang and SSSIG shall not be liable for any settlement of any action effected without their respective consent (which shall not be unreasonably withheld).

7.       Miscellaneous

(a)     Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(b)     Assignment; Binding Effect. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, and any such assignment by a party without prior written approval of the other party will be deemed invalid and not binding on such other party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

(c)     Notices. All notices provided for or permitted to be given under this Agreement must be in writing and given by any of:

(i) personal delivery, which shall be deemed effective on the date of delivery;

(ii) certified or registered United States mail (postage prepaid, return receipt requested), which shall be deemed effective on the earlier of confirmed receipt or the fifth Business Day following the date of mailing;

(iii) or by a nationally recognized overnight delivery service for next day delivery, which shall be deemed effective as of the first Business Day following the date of dispatch; or

(iv) on the date delivered if sent by email, upon delivery by email to the recipient.

All notices hereunder shall be delivered to the addresses set forth above, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Ideanomics, Inc.

1441 Broadway, Suite 5116

New York, NY 10018

Attention: Alfred P. Poor

With a copy to:

If to the Shareholders:

c/o Lan Yang

Pavilion 2, Guantang Art District,
Pingfang Town, Chaoyang District,
Beijing, PRC

With a copy to:

Paul Fishman, Esq.

Arnold & Porter Kaye Scholer, LLP

One Gateway Center

Suite 1025

Newark, NJ 07102-5322

Paul.fishman@arnoldporter.com

(d)       Specific Performance; Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court located in the Borough of Manhattan (unless the United States District Court located in the Borough of Manhattan shall decline to accept jurisdiction over a particular matter, in which case, in any state court of the State of New York within the Borough of Manhattan in the City of New York), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(e)       Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the United States District Court located in the Borough of Manhattan (unless the United States District Court located in the Borough of Manhattan shall decline to accept jurisdiction over a particular matter, in which case, in any state court of the State of New York within the Borough of Manhattan in the City of New York), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. In the event of any litigation before a court of competent jurisdiction relating to a dispute with respect to this Agreement, the non-prevailing party in such litigation shall reimburse the prevailing party’s reasonable and documented costs and expenses (including reasonable and documented attorney’s fees and any costs of investigation or preparation) incurred in connection with such litigation, including any appeal therefrom. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f)        WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)       Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h)       Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(i)        Amendment. This Agreement may not be amended or modified except by a writing signed by each of the parties.

(j)        Waiver. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of the party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(k)       Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(l)        Counterparts; Effectiveness; Electronic Signature.

(i) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(ii) The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, DocuSign or similar program or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile or DocuSign or similar program shall be deemed to be their original signatures for all purposes.

(m)      Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

(n)       Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other party reasonably may request.

(o)       Condition Subsequent. All parties acknowledge that in the event a party breaches the terms of this Agreement the non-breaching party shall no longer be obligated to satisfy their obligations contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

IDEANOMICS, INC.

By:	/s/Alfred P. Poor
Name: Alfred P. Poor
Title: Chief Executive Officer

SHAREHOLDERS

/s/ Bruno Wu
Bruno Wu

/s/ Lan Yang
Lan Yang

Sun Seven Stars Trust

By:	/s/ Lan Yang
Name: Lan Yang
Title: Trustee

Sun Seven Stars Investment Group Limited

By:	/s/ Lan Yang
Name: Lan Yang
Title: Co-Chairperson

Wecast Media Investment Management Limited

By:	/s/ Yun Zhu
Name: Yun Zhu
Title: Director

Shanghai Sun Seven Stars Cultural Development Limited

By:	/s/ Xiaoqian Xia
Name: Xiaoqian Xia
Title: Director and Office Manager

Tianjin Sun Seven Stars Culture Development Ltd.

By:	/s/ Yongqi Liu
Name: Yongqi Liu
Title: Director and Project Manager

Beijing Sun Seven Stars Culture Development Ltd.

By:	/s/ Yun Zhu
Name: Yun Zhu
Title: Executive Vice President

Tianjin Sun Seven Stars Partnership Management Ltd.

By:	/s/ Lan Yang
Name: Lan Yang
Title: Chairperson